STATE OF NORTH CAROLINA
COUNTY OF WAKE
POST RETIREMENT AGREEMENT AND RELEASE

THIS POST RETIREMENT AGREEMENT AND RELEASE (the "Agreement") is made and entered into by and between FIRST-CITIZENS BANK & TRUST COMPANY, a North Carolina banking corporation with its principal place of business in Raleigh, Wake County, North Carolina (the "Bank"); First Citizens BancShares, Inc. (“BancShares”) and KENNETH A. BLACK ("Associate") (individually referred to as a “Party” and collectively referred to as the “Parties”);

W I T N E S S E T H:

WHEREAS, Associate has been employed by the Bank for a number of years in various capacities; and,

WHEREAS, the Bank is a wholly-owned subsidiary of BancShares, and both BancShares and the Bank have additional subsidiaries (all of which entities are collectively referred to herein as the "BancShares Group"); and,

WHEREAS, Associate has been paid and benefits have been provided for Associate by the Bank and Associate has exercised officer and managerial authority and held other positions within the BancShares Group and is currently Chief Financial Officer of the Bank and BancShares in addition to his other positions; and,

WHEREAS, Associate is a party to that certain Executive Consultation, Separation from Service and Death Benefit Agreement executed by the Bank and Associate on or about January 24, 2011 (the "Executive Agreement"); and,

WHEREAS, Associate and the Bank and BancShares, on behalf of the BancShares Group, have mutually agreed that Associate will retire from his employment with the BancShares Group and resign from his position as Chief Financial Officer of the Bank and BancShares and all other employment and fiduciary positions with any entity within the BancShares Group, and the parties have reached an arrangement as to such retirement from employment as evidenced in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, the Bank and Associate agree as follows:

1.     RETIREMENT. Associate retired from his employment with the Bank and resigned from all of his positions within the BancShares Group and particularly as Chief Financial Officer and all other officer and director positions held within the BancShares Group effective as of March 31, 2013 (the "Retirement Date"). The Bank and BancShares on behalf of the BancShares Group have expressly agreed to Associate's retirement from employment on such Retirement Date. Associate recognizes and agrees that he shall have no further authority as an employee, agent, director, or officer of any entity within the BancShares Group following the Retirement Date. Associate further specifically recognizes and agrees that this Agreement is a full and complete resolution, settlement, and termination of any rights or claims that Associate may have had, or alleges to have had, to any further employment with any entity within the BancShares Group following the Retirement Date. Associate hereby agrees that he shall not, at any time, reapply for employment with any entity within the BancShares Group.

2.     SALARY AND PAID TIME OFF PAY. The Bank shall pay to Associate his normal salary, less normal deductions and withholdings, through the Retirement Date, and agrees to provide further Special Payments and consideration to Associate as set forth below. The Bank also shall pay to Associate any accrued but unused paid time off, less normal deductions and withholdings, calculated as of the Retirement Date.

3.    SECTION 409A MATTERS. The Parties intend for this Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the rules, regulations, and guidance promulgated thereunder

("Section 409A"), to the extent applicable. For that purpose, and notwithstanding anything contained in this Agreement to the contrary, the Parties agree as provided below.

(a)    Interpretation of Defined Terms. The terms used in this Agreement shall be defined and interpreted in a manner that is consistent with Section 409A, and in the event of any ambiguity in any of the terms or provisions of this Agreement, those terms or provisions shall be interpreted in a manner so as to comply with the applicable requirements of Section 409A.

(b)    Treatment of Installment Payments. To the extent Associate is entitled to a series of installment payments under the provisions of this Agreement, such series of installment payments shall be treated as a series of separate payments for purposes of Section 409A, as applicable.

(c)    Key Employee. Associate is a Key Employee for purposes of Section 409A. In the event a payment due Associate under this Agreement is subject to Section 409A, such payment shall be paid no earlier than six months and one week after Associate's termination of employment.

4.     SPECIAL PAYMENTS. Within ten (10) days of the Effective Date (as defined in Paragraph 9), the Bank shall pay to Associate the amount of One Hundred Thousand and No/100 Dollars ($100,000.00), less normal deductions and withholdings, for and in consideration of the provisions of Paragraph 7 (Covenant of Good Faith and Confidentiality) and the other terms and conditions of this Agreement, and the amount of Thirty Thousand and No/100 Dollars ($30,000.00), less normal deductions and withholdings, for and in consideration of the provisions of Paragraph 9 (Release) (the "Special Payments").

5.     INSURANCE CONTINUATION. Following the Retirement Date, Associate shall retain any rights he has under Bank's benefit plan to continue any retiree insurance coverage that is available pursuant to applicable provisions of Bank's benefit plans, state law, and/or the Comprehensive Omnibus Budget Reconciliation Act ("COBRA"). As additional consideration for the terms and conditions of this Agreement, the Bank agrees to pay to Associate, within ten (10) days of the Effective Date, the amount of Sixteen Thousand and No/100 Dollars ($16,000.00), gross, which is intended to cover or offset the cost of nine (9) months of retiree health insurance benefits or of COBRA group insurance continuation coverage, whichever coverage is elected by Associate.

6.     TERMINATION/CONTINUATION OF CERTAIN RIGHTS AND BENEFITS. Associate recognizes and agrees that payment of Associate's salary, payment of accrued but unused paid time off, payment of the Special Payments, and the insurance continuation payment, as described in Paragraphs 2, 4, and 5 above, are in full settlement of any wages and benefits owed to Associate through the Retirement Date and that, except for Associate's rights and benefits under this Agreement, Associate's vested rights in the Bank's benefit or retirement plans (if any), Associate's rights to participate in the Bank's retiree health benefits in accordance with the terms of the plan, and Associate's eligibility to continue certain group insurance coverage pursuant to Associate's rights under the provisions of state law and/or COBRA, to the extent permitted by law, all of Associate's employment rights, wages, and benefits with the Bank, or with the BancShares Group, shall terminate and be forfeited as of the Retirement Date, including, without limitation, Associate's eligibility for further payment of any salary, paid time off, sick leave, severance pay, incentive awards, bonuses, or any other amounts. Associate further recognizes and agrees that payment of Associate's salary, payment of accrued but unused paid time off, payment of the Special Payments, and the insurance continuation payment by the Bank are not to be construed as an admission of liability on the part of the Bank or any entity of the BancShares Group, and that the Bank and all entities in the BancShares Group have denied and do deny any violation of any law and any liability, and intend by such payments simply to recognize Associate's length of service and Associate's retirement from employment, and to avoid the time and costs of any legal proceedings.

7.     COVENANT OF GOOD FAITH AND CONFIDENTIALITY. The Bank and Associate acknowledge and agree that the Bank and all entities in the BancShares Group have a significant interest in protecting their reputation and public trust, maintaining good public relations with their customers, prospective customers, and others in their market areas, and maintaining good relationships with their current and prospective employees; that Associate has a significant interest in protecting Associate's personal and professional reputation;

and that it is in the mutual best interests of the Bank, the entities of the BancShares Group, and Associate to characterize their employment relationship in a positive light, and to characterize the expiration of Associate's employment and the related payments to be paid to Associate hereunder as having resulted from an agreement made in good faith between Associate and the Bank. In this connection, Associate shall not downgrade, speak adversely about, or comment derogatorily about or in any other way make any adverse or negative indications, actions, or comments about the Bank nor any entity in the BancShares Group, its and their successors and assigns, or the shareholders, directors, officers, employees, associates, agents, or attorneys of said entities. The Bank and the entities of the BancShares Group agree that they will not, and they shall use their best efforts to ensure that their management employees will not, downgrade, speak adversely about, or comment derogatorily about or in any other way make any adverse or negative indications, actions, or comments about Associate; provided, however, that the Bank and any entity of the BancShares Group may disclose information regarding Associate as required by applicable federal or state law or regulation and Associate may disclose any information regarding the Bank or any entity of the BancShares Group as required by applicable federal or state law or regulation.

All of the terms and conditions of this Agreement shall be held in strictest confidence by the Bank, the entities of the BancShares Group, and Associate and shall not be disclosed by either party to any third party without the prior written consent of the other party, except to Associate's immediate family and/or to legal or accounting professionals or financial or regulatory institutions or as required by federal or state laws or regulations, on a need to know basis for the information required for a particular purpose only.

8.     RESTRICTIVE COVENANTS. For and in consideration of Associate's covenants set forth in below in subparagraphs (a) through (c), the Bank shall pay to Associate the amount of One Hundred Twenty Thousand and No/100 Dollars ($120,000.00), gross, payable within ten (10) days of the Effective Date, and three (3) additional payments in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), gross, to be paid on an annual basis, with the first such payment to be made on March 31, 2014, and each successive payment to be made on the thirty-first day of March thereafter, until either (i) a material breach of this Agreement by Associate, including any breach of the restrictive covenants set forth in this Paragraph 8, (ii) any breach of the covenants set forth in Section 5 of the Executive Agreement, (iii) Associate's death, or (iv) March 31, 2016, whichever first occurs; provided, however, that if the Bank elects to terminate payments pursuant to subsections (i) or (ii) of this Paragraph 8, the Bank may only do so after first complying with the notice and mediation provisions of paragraph 11 of this Agreement.

(a)    Covenant Not To Compete. Associate agrees not to become an officer or employee of, provide any consultation to, nor participate in any manner with, any other entity of any type or description involved in any major element of business which the Bank or any entity of the BancShares Group is performing at the time of Associate's separation from service with the Bank, nor will Associate perform or seek to perform any consultation or other type of work or service with any other firm, person or entity, directly or indirectly, in any such business which competes with the Bank or any entity of the BancShares Group, whether done directly or indirectly, in ownership, consultation, employment or otherwise. This Covenant Not to Compete by Associate is limited to the geographic area consisting of each county or like jurisdictional entity in which either the Bank or any entity within the BancShares Group shall maintain a banking or other business office at the time of Associate's separation from service (the "Restricted Area"), shall exist for and during the term of all payments to be made under this Paragraph 8 (the "Restricted Period"), whether made directly by the Bank or as otherwise provided herein, and shall not prevent Associate from purchasing or acquiring, as an investor only, a financial interest of less than 5% in a business or other entity which is in competition with the Bank.

(b)    Covenant Not To Solicit. The Bank and Associate recognize that during the course of Associate's employment with the Bank, Associate has contacted, solicited, or approached the Bank's and the BancShares Group's customers and prospective customers on behalf of the Bank and/or the entities within the BancShares Group. The Bank and Associate further acknowledge that Associate has developed, and has had access to, the Bank's and the entities within the BancShares Group's customer lists and other customer records. To protect the Bank and the entities within the BancShares Group from Associate's solicitation of business from such customers during the Restricted Period, Associate shall not, directly or indirectly, solicit business, other than on behalf of the Bank or the entities within the BancShares Group, from any person, corporation, firm, or other entity in the Restricted Area, which is a customer or recognized prospective customer of the Bank or any entity within the BancShares Group, as of the Retirement Date. Further, Associate shall not, directly or indirectly, employ, or seek to employ, any employee of the Bank or any entity of the BancShares Group, or induce any such person to leave his or her employment during the Restricted Period.

(c)    Covenant Of Nondisclosure. During the course of Associate's employment with the Bank, Associate has been given and has obtained various confidential information concerning the Bank, and other entities within the BancShares Group, the shareholders, directors, officers, associates, employees, and agents of said entities, and their customers, prospective customers, services, trade secrets, proprietary information, personnel information, and other information concerning their business (collectively, the "Information"), all of which constitute valuable assets and privileged information of the Bank or the specific entity within the BancShares Group, which Information is particularly sensitive due to the fiduciary responsibilities and public trust inherent in the Bank's and BancShares Group's business. The Bank and Associate acknowledge that the Bank has invested, and shall continue to invest, considerable amounts of time, effort, and resources in developing such valuable assets and Information, and that disclosure by Associate of such assets and Information to the public or to any other person or entity, regardless of how insignificant such assets or Information may seem, would cause irreparable harm, damage, and loss to the Bank or the particular entity of the BancShares Group. To protect the Bank and/or an entity within the BancShares Group from Associate's use, disclosure, or exploitation of customer contacts and the Information, Associate agrees that Associate shall not, directly or indirectly, at any time after the Retirement Date, for any reason, reveal, divulge, disclose, or communicate to any person, corporation, firm, or other entity or to any shareholder, director, officer, partner, member, manager, employee, agent, or associate of any such person, corporation, firm, or other entity, any confidential, sensitive, or personal information, proprietary information, trade secret, or other information whatsoever, including but not limited to the Information, about or received by Associate from the Bank or any one or more of the entities of the BancShares Group, developed or received by Associate during employment with the Bank or the BancShares Group entities, or developed or received by Associate during the course of Associate's association with the Bank or any of the entities of the BancShares Group, relating to the business affairs of the Bank or any of the entities of the BancShares Group, or the business or personal affairs of the shareholders, directors, officers, associates, employees, agents, or attorneys of said entities, including, without limitation, information concerning customer and prospective customer records, personnel information, ideas, proprietary information, methods, marketing, investigations, surveys, research, and other like or similar information, unless required to do so by law or by a court of competent jurisdiction. Associate shall not use the Information to the detriment of the Bank or any of the entities within the BancShares Group, or the principals, shareholders, directors, officers, associates, or employees of said entities, particularly in any manner competitive with the Bank or any entity within the BancShares Group, in any unlawful manner, or to interfere with or attempt to terminate or otherwise adversely affect any business relationship of the Bank or any entity within the BancShares Group with a customer or prospective customer.

(d)    Survival of Prior Restrictive Covenants. Associate hereby recognizes and agrees that the restrictive covenants set forth herein do not in any way supersede, replace, modify, or otherwise effect any other restrictive covenants previously agreed to by Associate, including but not limited to those covenants set forth in the Executive Agreement. Associate further recognizes and agrees that all such covenants shall survive this Agreement and the termination of Associate's employment, and that Associate shall remain subject to the restrictive covenants and related provisions set forth in the Executive Agreement and any other Agreement between Associate and any entity within the BancShares Group.

9.     RELEASE. Except for Associate's specific contractual rights and benefits under this Agreement, and any rights Associate has for indemnity for any actions arising prior to his resignation under any director and officer indemnity provided pursuant to the North Carolina law or under the Bank's charter or bylaws existing on the Retirement Date, and except as prohibited by law, Associate hereby releases, acquits, quitclaims, and discharges the Bank and any entities within the BancShares Group and their respective successors and assigns, and the shareholders, directors, officers, associates, employees, agents, attorneys, benefit plans, and plan administrators of all of said entities, and their respective successors and assigns (collectively, the "Releasees"), of and from any and all actions, causes of action, claims, demands, damages, costs (including reasonable attorneys' fees), loss of services, expenses, and compensation, and for all consequential, compensatory, actual, punitive, or liquidated damages, known or unknown, including those under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., on account of, or in any way arising from the employment or any other relationship between Associate and the Bank or any entity within the BancShares Group, and any and all collateral matters pertaining thereto, whether directly, indirectly, or in any way connected with any Releasee. As part of the consideration for this Agreement, Associate agrees, to the extent permitted by law, that neither Associate nor any of Associate's heirs, legal representatives, or assigns will make or file any claim, charge, or lawsuit, or cooperate voluntarily in any investigation, lawsuit, or legal or administrative proceeding by any individual, entity, or agency, against or involving any Releasee except as required by law, for or on account of any claim Associate may have or may have had against any Releasee in connection with Associate's employment or any other relationship with the Bank or any of the entities within the BancShares Group, the matters referenced above, and/or the cessation of Associate's employment with the Bank. Associate further agrees that, except as prohibited by law, Associate will waive and release any and all personal damages (including but not limited to damages relating to pain and suffering, back pay, and compensatory and/or punitive damages) resulting from any charge filed with or investigation conducted by the Equal Employment Opportunity Commission or any other administrative agency in connection with Associate's employment or any other relationship with the Bank or any of the entities within the BancShares Group. The Parties acknowledge and agree that this waiver and release should be construed as broadly as lawfully possible, but that it does not include any claims or remedies that cannot by law be waived or released.

Associate understands and agrees that with respect to any rights or claims of Associate under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq. (the "Act"): (a) no rights or claims are waived by Associate that may arise from an event or transaction that occurs after the date this Agreement is executed by Associate; (b) Associate has been advised in writing to consult with an attorney prior to executing this Agreement; (c) Associate has been advised that Associate has twenty-one (21) days from Associate's receipt of this Agreement, unless extended in writing by the Bank, to consider the release provisions of this Agreement; (d) Associate has been advised that Associate has seven (7) days following Associate's execution of this Agreement to revoke the release provisions of this Agreement pertaining to any right or claim under the Act; and (e) the release provisions of this Agreement pertaining to any right or claim under the Act shall not become effective or enforceable until the revocation period of seven (7) days following Associate's execution hereof has expired (the "Effective Date").

10.     ENFORCEMENT.

(a)     The Parties acknowledge and agree that the mutual covenants and agreements of Associate, the Bank and BancShares Group contained in this Agreement are a material part of this Agreement. Payment of the Special Payments referenced in Paragraph 4 and payment of the amounts referenced in Paragraph 8 of this Agreement are conditioned upon Associate's adherence to these covenants and agreements. Associate's agreement under Paragraphs 1, 6, 7, 8, and 9 is conditioned upon the Bank's and BancShares Group's adherence to their covenants and agreements herein. Associate acknowledges and agrees that should Associate materially breach any of the covenants and agreements contained in this Agreement, Associate shall be required to return to the Bank the entire amount of the payments paid to Associate for Associate's execution of this Agreement, including but not limited to those payments described in Paragraph 8. Further, Associate shall indemnify and hold harmless the Bank from any and all losses, costs, or expenses, including reasonable attorneys' fees, which the Bank may incur in recovering this amount or as a result of Associate's breach of the terms of this Agreement, or both. Return of any such amounts pursuant to this Paragraph 10 shall not entitle Associate to renew any claim Associate may have against the Bank that is waived or released under this Agreement, shall not prohibit the Bank's enforcement of the breached covenant or agreement, shall not terminate the remaining covenants and agreements set forth in this Agreement, and shall not impair any of the Bank's enforcement rights as described in this Paragraph 10.

(b)     In the event of Associate's breach of any covenant or agreement of Associate contained in this Agreement, and in the event of the Bank's or BancShares Group's breach of any covenant or agreement contained herein, the non-breaching Party shall be entitled, in addition to any other rights and remedies available at law or in equity, to an injunction enjoining and restraining the breaching Party from doing or continuing to do any such act and any other violation or threatened violation of such covenant or agreement. In the event that a Party shall institute any action or proceeding to enforce the provisions of the covenants or agreements contained herein, the Party against whom the action is brought shall waive the claim or defense that the Party seeking enforcement has an adequate remedy at law, and the Party against whom the action is brought shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists, each Party recognizing that the other Party shall be entitled to injunctive relief as to the violation of any such covenant or agreement. However, nothing contained in this Agreement shall be construed as prohibiting a Party from pursuing any other remedies available, in addition to injunctive relief, whether at law or in equity, including the recovery of damages.

11.     MEDIATION. In the event the Bank receives notice of Associate's breach of any covenant or agreement of Associate contained in this Agreement, the Bank will provide to Associate notice of facts sufficient to make out a prima facie case for violation of the Agreement and Associate will have sixty (60) days from receipt of the Bank's notice to cure the breach. If a dispute arises between the Bank and Associate over whether Associate breached any covenant or agreement contained in this Agreement, the Bank and Associate mutually agree to submit the dispute to mediation before filing any court action in North Carolina courts or any other jurisdiction.

12.     TAXES AND INDEMNIFICATION. Associate agrees that he shall be solely responsible for all taxes, insurance, penalties, and other charges, if any, which may be owed to or assessed by governmental agencies as a result of the amounts paid to Associate pursuant to Paragraphs 5 and 8. Associate further agrees to indemnify and hold harmless the Bank and its attorneys from any claims, demands, deficiencies, levies, assessments, judgments, or recoveries by any governmental authority asserted against the Bank because of Associate's failure to pay applicable taxes. If the Bank determines that the amounts paid to Associate hereunder are subject to Social Security, employment, income, and other taxes and assessments, if any, under the applicable tax law, then said payments shall be subject to the required withholdings.

13.     ENTIRE UNDERSTANDING/AMENDMENTS. This Agreement contains the entire understanding between the Bank and all entities within the BancShares Group and Associate as to the matters contained herein, and no conditions precedent or subsequent exist which are not contained herein. This Agreement may not be altered, amended, or revoked except by a written agreement signed by the Bank and Associate.

14.     BINDING EFFECT. The Bank and Associate recognize and agree that this Agreement is binding upon the Bank and Associate and its/Associate's respective heirs, representatives, successors, and assigns, as applicable. Associate further acknowledges that Associate has carefully read this Agreement, which contains a release, and knows and understands the contents hereof and voluntarily executes the same as Associate's free act and deed, and that the provisions contained herein constitute the entire agreement between the parties hereto, and that the terms of this Agreement are contractual and not a mere recital.

15.     GOVERNING LAW AND VENUE. The Bank and Associate agree that without regard to principles of conflicts of laws, the internal laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. The Bank and Associate agree that any action relating to this Agreement shall be instituted and prosecuted only in the courts of Wake County, North Carolina or the federal courts of the Eastern District of North Carolina, and the Bank and Associate hereby consent to the jurisdiction of such courts and waive any right or defense relating to venue and jurisdiction over the person.

16.     SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were not contained herein.

17.     SECTION 409A SAVINGS CLAUSE. To the extent any of the payments or benefits required under this Agreement are, or in the opinion of counsel to the Bank or Associate, could be interpreted in the future to create, a nonqualified deferred compensation plan that does not meet the requirements of Section 409A(a)(2), (3) and (4) of the Internal Revenue Code (the “Code”) and all regulations, guidance, or other interpretative authority thereunder (the “Section 409A Requirements”), the Parties hereby agree to execute any and all amendments to this Agreement or otherwise reform this Agreement as deemed necessary by either of such counsel, and prepared by counsel to the Bank, to either cause such payments or benefits not to be a nonqualified deferred compensation plan or to meet the Section 409A Requirements. In amending or reforming this Agreement for Section 409A purposes, the Bank shall maintain, to the maximum extent practicable, the original intent and economic benefit of this

Agreement without subjecting Associate to additional tax or interest. Notwithstanding any other provision in this Agreement to the contrary, in the event the terms of this Agreement, any payments made hereunder, or any action or inaction by the Bank or BancShares with respect thereto, shall be deemed not to comply with Section 409A, neither the Bank nor any entity of the BancShares Group shall be liable to Associate for any income or excise taxes or any other amounts imposed on or payable by Associate with respect to any payments made hereunder or for any actions, decisions or determinations made by the Bank or any entity of the BancShares Group in good faith.

18.     ASSIGNMENT. The Bank shall assign this Agreement to any other corporation or entity acquiring all or substantially all of the assets of the Bank, or to any other corporation or entity into which or with which the Bank may be merged or consolidated. Upon such assignment, merger, or consolidation, the rights of the Bank under this Agreement, as well as the obligations and liabilities of the Bank herein, shall inure to the benefit of and be binding upon any and all successors-in-interest or transferees of all or substantially all of the assets of the Bank. This Agreement is not assignable in any respect by Associate.

19.     HEADINGS. The headings appearing in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

20.     NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally; (ii) sent by telecopy or similar electronic device and confirmed; (iii) delivered by overnight express; or (iv) sent by registered or certified mail, postage prepaid, addressed as follows: (a) If to Associate, to him at the last home address listed in the Bank's records; and (b) If to the Bank or to BancShares Group, to: Edward L. Willingham, IV, Attention: Lou J. Davis, 4300 Six Forks Road, P.O. Box 27131, Raleigh, NC 27609, with a copy to their attorney, Albert R. Bell, Jr., Ward and Smith, P.A., P.O. Box 33009, Raleigh, NC 27636-3009. Any Party may notify the other Party of another address, except that notices of change of address shall be effective only upon receipt.

[Remainder of page intentionally left blank. Signatures follow.]

IN TESTIMONY WHEREOF, the Bank has caused this instrument to be executed in its corporate name by the Chairman of the Board, attested by its Secretary/Assistant Secretary, and its corporate seal to be hereto affixed, all within the authority duly given by its Board of Directors, and Associate has hereunto set Associate's hand and adopted as Associate's seal the typewritten word "SEAL" appearing beside Associate's name, all effective as of the Effective Date.

FIRST-CITIZENS BANK & TRUST COMPANY

By:     /s/ Edward L. Willingham IV
Edward L. Willingham IV
President

FIRST-CITIZENS BANCSHARES, INC.

By:     /s/ Edward L. Willingham IV
Edward L. Willingham IV
President

ASSOCIATE:

/s/ Kenneth A. Black             (SEAL)
Kenneth A. Black

Date of Execution by Associate